Exhibit 5.1 to
Form S-8 Registration Statement

RANDALL | DANSKIN, P.S.
1500 Bank of America Financial Center
West 601 Riverside Avenue
Spokane, Washington 99201-0653
Telephone: (509) 747-2052

April 18, 2014

Revett Mining Company, Inc.
11115 East Montgomery, Suite G
Spokane Valley, Washington 99206

Re:	Revett Mining Company, Inc.
Post-Effective Amendment No. 1 to Registration Statement on Form S-8
Our File No. 40247

Gentlemen:

We have acted as counsel for Revett Mining Company, Inc. (the "Company"), a Delaware corporation, in connection with the preparation of post-effective amendment no. 1 to registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") pertaining to: (a) the sale of 5,026,539 shares of common stock, par value $0.01 per share (the "Shares’) to eligible persons (the “Selling Stockholders”) upon the exercise of options (the “Options”) granted or to be granted to the Selling Stockholders under the Revett Mining Company, Inc. Equity Incentive Plan (the “Plan”); and (ii) the reoffer and resale of such shares by the Selling Stockholders.

As counsel to the Company, we are familiar with the corporate proceedings taken by the Company to authorize the filing of the Registration Statement. We have examined originals or copies otherwise certified or identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for this opinion. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to questions of fact material to this opinion, where such facts have not been independently established, we have relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company and upon certificates or representations of corporate officers of the Company. We have also considered those questions of law that we deemed relevant.

In rendering this opinion, we call to your attention the fact that we are admitted to practice in the State of Washington and do not purport to be experts in the laws of any jurisdiction other than the laws of such state and the federal laws of the United States. Although we are not admitted to practice in Delaware, we are generally familiar with the Delaware General Corporation Law and have relied upon standard compilations of such laws in expressing this opinion.

Based upon the foregoing, it is our opinion that all of the Shares registered pursuant to the Registration Statement are validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion in the Registration Statement as an exhibit.

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Revett Mining Company, Inc.
April 18, 2014

Very truly yours,

RANDALL | DANSKIN, P.S.

/s/ Douglas Siddoway

Douglas Siddoway

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